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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 18, 2005

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                 001-13711          13-3429953
     (State or other jurisdiction of    (Commission       (IRS Employer
     incorporation or organization)     File Number)    Identification No.)

      4211 W. Boy Scout Boulevard, Tampa, Florida           33607
        (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

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ITEM 7.01    REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 "Regulation FD Disclosure."

On May 18, 2005, Walter Industries, Inc. issued a press release announcing a significant increase to Jim Walter Resources' long-term metallurgical coal production estimates over the 2006-2009 periods. A copy of the press release is attached hereto as Exhibit 99.1. This revised production plan will be a part of the presentation to be made by Don DeFosset, Chairman and CEO of Walter Industries, Inc., during his presentation at the Davenport Spring Institutional Investor Retreat on May 18, 2005 in Williamsburg, Virginia. At the presentation, Mr. DeFosset will confirm the Company's previously issued earnings expectations of $0.54 to $0.62 per diluted share for the second quarter of 2005 and $2.50 to $3.10 per diluted share for the full year. The presentation will be broadcast live, and available for replay for a period of time, via the Company's website at www.walterind.com .

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WALTER INDUSTRIES, INC.


                                             By:    /s/ Victor P. Patrick
                                                    ----------------------------
                                             Title: Victor P. Patrick
                                                    Sr. Vice President, General
                                                    Counsel and Secretary

Date: May 18, 2005

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EXHIBIT INDEX

(99.1) Press release dated:  May 18, 2005, Walter Industries Announces
                             Significant Increase to Long-Term Mine Production Plan at Jim Walter Resources